Exhibit 5.2

Faegre Baker Daniels LLP 600 East 96th Street Suite 600 Indianapolis Indiana 46240-3789 Phone +1 317 569 9600 Fax +1 317 569 4800

December 5, 2014

Anthem, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Indiana counsel to Anthem, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form to be filed with the Securities and Exchange Commission (the “Commission”) relating to (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”); (ii) shares of preferred stock, without par value, of the Company (the “Preferred Shares”), which may be convertible into Common Shares; (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsubordinated obligations of the Company (the “Senior Debt Securities”), which Senior Debt Securities may be convertible into Common Shares; and (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing subordinated obligations of the Company (the “Subordinated Debt Securities”), which Subordinated Debt Securities may be convertible into Common Shares. The Common Shares, the Preferred Shares, the Senior Debt Securities and the Subordinated Debt Securities are collectively referred to herein as the “Securities”. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities are to be issued pursuant to an Indenture (the “Senior Debt Indenture”), to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee”), to be filed as Exhibit 4.1 to the Registration Statement. The Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Debt Indenture”), to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee”), to be filed as Exhibit 4.2 to the Registration Statement.

In connection with this opinion we have examined the Amended and Restated Articles of Incorporation (the “Articles”) and By-laws of the Company, each as amended as of the date hereof, the Registration Statement, the Senior Debt Indenture and the Subordinated Debt Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as

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we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

In rendering the opinions set forth below relating to the future issuance of Common Shares or Preferred Shares, we have assumed that, at the time of issuance (a) the Articles, By-laws and applicable law will not have changed or been amended after the date hereof so as to affect the validity of such issuance, and (b) there will be sufficient Common Shares and Preferred Shares authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of Common Shares, when (i) a prospectus supplement and any other offering material with respect to the Common Shares have been filed with the Commission in compliance with the Securities Act and the rule and regulations thereunder; (ii) the issuance of the Common Shares has been duly authorized by appropriate corporate action; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (iv) the Common Shares have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, then, upon the happening of such events, such Common Shares will be validly issued, fully paid and nonassessable.

2. With respect to any offering of Preferred Shares, when (i) a prospectus supplement and any other offering material with respect to the Preferred Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action; (iii) the Articles of Amendment establishing the terms of the Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed have been duly issued and delivered by the Company

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against payment of the agreed-upon consideration therefor in accordance with such corporate action; (vi) unless issued without certificates, certificates representing the Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor; and (vii) if the Preferred Shares are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action; (y) the Preferred Shares are presented for conversion in accordance with the terms thereof; and (z) the Common Shares have been duly issued and delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Preferred Shares, then, upon the happening of such events, (a) the Preferred Shares will be validly issued, fully paid and nonassessable and (b) if the Preferred Shares are convertible into Common Shares, the Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable.

3. With respect to the Senior Debt Securities, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Senior Debt Securities and when (i) the execution of the Senior Debt Indenture has been duly authorized by the Company and the Senior Debt Trustee by appropriate corporate action; (ii) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee; (iii) a prospectus supplement and any other offering material with respect to the Senior Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the issuance of the Senior Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action; (vi) the Senior Debt Securities, in the form included in the Senior Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered and paid for; and (vii) if the Senior Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action; (y) the Senior Debt Securities are presented for conversion in accordance with the terms thereof; and (z) the Common Shares have been duly issued and delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Senior Debt Securities, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Senior Debt Securities, and, if the Senior Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Senior Debt Securities will be validly issued, fully paid and nonassessable.

4. With respect to the Subordinated Debt Securities, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Subordinated Debt Securities, and when (i) the execution of the Subordinated Debt Indenture has been duly authorized by the Company and the Subordinated Debt Trustee by appropriate corporate action; (ii) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee; (iii) a prospectus supplement and any other offering material with respect to the

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Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the issuance of the Subordinated Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action; (vi) the Subordinated Debt Securities, in the form included in the Subordinated Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture, and delivered and paid for; and (vii) if the Subordinated Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action; (y) the Subordinated Debt Securities are presented for conversion in accordance with the terms thereof; and (z) the Common Shares have been duly issued and delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Subordinated Debt Securities, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Subordinated Debt Securities, and, if the Subordinated Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Subordinated Debt Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana.

We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. We authorize Hogan Lovells US LLP to rely upon this opinion letter as though it were addressed to them in connection with their opinion letter to be filed as Exhibit 5.1 to the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Validity of the Securities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner